Exhibit 10.37
CONFIDENTIAL TREATMENT REQUESTED
INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”.
AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE
COMMISSION.
ADMINISTRATIVE SERVICES AGREEMENT
     THIS ADMINISTRATIVE SERVICES AGREEMENT (hereafter the “Agreement”) is made this 1st day of August, 2002, by and between Life of the South Insurance Company, a Georgia corporation with a principal place of business at 100 West Bay Street, Jacksonville, FL 32202 and its affiliates (hereafter “Administrator”), and National Union Fire Insurance Company of Pittsburgh, Pa., a Pennsylvania insurance corporation with its principal place of business at New York, NY (hereafter “The Insurance Company”).
     WHEREAS, The Insurance Company makes available a variety of insurance products, the administration of which may involve the performance of administrative functions and services; and
     WHEREAS, Administrator possesses the capacity to perform such administrative functions and services; and
     WHEREAS, The Insurance Company and Administrator desire to establish an arrangement by which Administrator will perform such administrative functions and services in connection with certain insurance products made available by The Insurance Company;
     NOW, THEREFORE, for the mutual benefit of the parties of this Agreement and in consideration of the mutual promises, obligations and undertakings contained in this Agreement, they agree as follows:
ARTICLE I
ADMINISTRATOR AUTHORIZATION AND IDENTIFICATION
OF INSURANCE PRODUCTS
1.1 Authorization; Insurance Products:
This Agreement authorizes Administrator to perform administrative functions and services in connection with certain insurance products made available and offered by The Insurance Company (hereafter the “Insurance Products”) specified in Exhibit C, attached to and made a part of this Agreement, as it may be amended from time to time at the sole discretion of The Insurance Company. With respect to the Insurance Products specified on Exhibit C and any other insurance products added to Exhibit C by The Insurance Company that are made available and offered by The Insurance Company, Administrator shall perform the administrative functions and services indicated in this Agreement, all in accordance with the terms and conditions stated in this Agreement.

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1.2 Retention of Agreement:
Each party shall retain this Agreement, as part of the official records of the party, for the duration of this Agreement and for a period of seven (7) years following its termination.
ARTICLE II
SCOPE OF AUTHORITY AND LIMITS
2.1 Scope of Authority:
No party shall have the authority to bind or commit the other except as expressly provided in this Agreement. No party shall purport to act for or on behalf of the other, except as expressly provided herein.
2.2. Limits On Authority:
Without limiting the generality of Section 2.1, Administrator expressly shall have no authority with respect to the following:
2.2.1 Solicitation and Sales:
Administrator shall have no authority to solicit, negotiate or sell insurance on behalf of The Insurance Company providing the Insurance Products referenced in Exhibit C, as it may be amended from time to time by The Insurance Company.
2.2.2 Underwriting; Acceptance of Risks; Liability:
Administrator shall have no authority to underwrite or accept any risks or liability on behalf of The Insurance Company providing the Insurance Products or otherwise bind The Insurance Company to any contract of insurance.
2.2.3 Modification of Insurance:
Administrator shall have no authority to alter, modify, or waive or change in any way the provisions, terms or conditions of insurance contained in the Insurance Products.
2.2.4 Claims:
Administrator shall have no authority to determine, negotiate or pay Claims on behalf of The Insurance Company, commit The Insurance Company to such payment, or establish any Insurance Company account on behalf of The Insurance Company for the purpose of claims payment unless specifically directed by The Insurance Company. In accordance with the foregoing, Administrator shall promptly notify The Insurance Company of any claim for The Insurance Company benefits of which Administrator becomes aware, and upon

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receipt of claim inquiry or notice of claim, Administrator shall promptly direct same to The Insurance Company for handling. The Insurance Company shall retain and have exclusive final review and determination authority with respect to all claims, and shall have exclusive responsibility of claims payment or settlement. The performance by Administrator of administrative services with respect to claims is limited to the services set out in Exhibit A. The Insurance Company may elect to have the Administrator provide claims adjudication and administration services after the effective date of this Agreement. In such case, no additional compensation shall be paid to the Administrator for such additional services under this Agreement, and the terms and conditions applicable to such additional services shall be governed by a written agreement that Administrator and The Insurance Company shall negotiate and upon which they shall mutually agree.
2.2.5 Incurring Liability; Legal Proceedings and Process:
Administrator shall have no authority to incur liability on behalf of The Insurance Company, to institute legal or administrative proceedings, to represent The Insurance Company in any legal or administrative proceedings, or to voluntarily accept service of legal process on behalf of The Insurance Company.
ARTICLE III
ADMINISTRATOR DUTIES AND RESPONSIBILITIES
3.1 Administrator Facilities and Personnel:
At all times during the term of this Agreement, Administrator shall maintain facilities of the kind and capacity necessary to enable Administrator to perform its obligations pursuant to this Agreement, and shall maintain experienced and qualified personnel in a number sufficient to enable Administrator to perform such obligations.
3.2 Required Licenses and Authorizations:
At all times during the term of this Agreement, Administrator shall maintain in force all licenses, authorizations or certificates of authority as may be required by applicable laws to authorize Administrator to perform activities pursuant to this Agreement. Administrator shall provide copies of such license, authorizations or certificates of authority to The Insurance Company upon request.
3.3 Administrative Functions and Services:
Administrator shall perform the particular administrative functions and services described in ARTICLES IV and VII, together with all activities reasonably necessary or convenient to the performing of same, all in accordance with the terms and conditions of this Agreement.

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ARTICLE IV
PREMIUM BILLING, COLLECTION AND ADMINISTRATION
4.1 Billing and Collection:
Administrator shall bill for premiums at the premium rate or rates established by The Insurance Company providing the Insurance Products and collect premiums on behalf of The Insurance Company. Premium payments made by or on behalf of insureds and received by Administrator shall be deemed to have been received by The Insurance Company providing the Insurance Products when such premium payments are actually received by Administrator. The payment of returned premiums shall not be deemed paid to the insured party until received by the insured party.
4.2 Fiduciary Capacity:
All premiums received by Administrator shall be received and held in a fiduciary capacity on behalf of The Insurance Company providing the Insurance Products and insureds. Without limiting the generality of the foregoing, Administrator shall not pledge, assign, grant a security interest in or otherwise encumber premiums received, nor invest or otherwise deal with such funds in any manner which places the principal amount at risk. Except for such compensation or interest as may be payable to and as may be paid to Administrator, premiums received by Administrator shall not be commingled with or used as general operating funds of Administrator.
4.3 Remittance or Deposit Upon Receipt:
Upon receipt of premiums, Administrator shall promptly deposit all premiums received into a fiduciary account maintained and administered in accordance with the following:
4.3.1 Fiduciary Account:
Such fiduciary account shall be established and maintained by Administrator in a federally or state insured financial institution.
4.3.2 Interest Bearing Accounts; Interest Retention:
If such fiduciary account is an interest bearing account, Administrator may place premiums in the account and retain and pay to Administrator the interest earned in that account.
4.3.3 Disbursements from the Fiduciary Account:
Any disbursements or transfers from such fiduciary account shall indicate, on the face of the check or other memorandum of disbursement or transfer, that it is drawn on such account. Administrator shall make disbursements from such fiduciary account only for the following purposes:

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(a)	payment of amounts due to The Insurance Company, or if so directed by The Insurance Company, deposit to accounts maintained by or in the name of The Insurance Company, broker, or other parties;

(b)	remittance of net premiums to The Insurance Company or, if so directed by The Insurance Company, deposit to an account maintained by or in the name of The Insurance Company;

(c)	payment of compensation due Administrator pursuant to this Agreement; however, should expenses incurred and paid by the Administrator and the Administrative Service Fee (hereafter the “Fee”) due the Administrator, referred to in Exhibit C, exceed the balance in the fiduciary account, the Administrator shall provide a breakdown of such expenses and Fee to The Insurance Company, and upon review and approval of such expenses and Fee, The Insurance Company shall reimburse Administrator directly for any expenses the Administrator has paid and shall pay the Fee that exceed the balance in the fiduciary account. Such reimbursement and payment shall be made within thirty (30) days after receipt of the breakdown of the expenses and Administrative Service Fee from the Administrator.

(d)	payment of interest due Administrator, if such fiduciary account is an interest bearing account;

(e)	remittance of return premium to the person entitled to such return.
Administrator shall remit all deposited net collected premium. “Net premium”, for purposes of this Agreement, shall mean premium net of refunds, returns, charge backs, and commissions.
4.4 Remittance of Deposited Premiums to The Insurance Company:
Administrator shall remit all deposited net premiums (excluding all disbursements listed in Section 4.3.3) to The Insurance Company within fifteen (15) days from the end of the month in which the premium is received by Administrator. Payments to The Insurance Company or brokers shall also be made within this timeframe.
ARTICLE V
ENROLLMENT FORM AND APPLICATION PROCESSING
5.1 Enrollments:
Administrator shall perform the following administrative functions and services:

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5.1.1 Enrollment Forms Screening and Assistance:
Administrator shall collect and review enrollment forms and related forms submitted by persons eligible for the Insurance Products in both hard copy and electronic form, and shall screen such forms for clerical errors and omissions. Administrator shall promptly return incomplete or improperly completed forms to the person submitting same, and shall render appropriate assistance for properly completing such forms.
5.1.2 Completed Forms:
Administrator shall maintain at its offices all enrollment forms and any related forms submitted by persons eligible for insurance coverage during the term of this Agreement and for seven (7) years after termination of this Agreement. The Insurance Company acknowledges that Administrator images all documents it receives or creates and maintains such documents in imaged form, not in hard copy.
ARTICLE VI
CUSTOMER SERVICE
6.1 Customer Inquiries, Complaints and Assistance:
Administrator shall establish and maintain procedures for promptly responding to inquiries or complaints from The Insurance Company’s customers, which procedures shall include arrangements for immediate notification of complaints to The Insurance Company. Administrator shall adhere to the service standards outlined in Exhibit B of this Agreement as it may be amended from time to time by The Insurance Company in its sole discretion pursuant to the Service Level Requirements subparagraph in Exhibit B. Administrator shall secure approval of responses to complaints received from state Insurance Departments prior to sending such responses.
6.2 Third Party Vendors:
The Administrator will be responsible for ensuring that any third party vendors contracted by The Insurance Company to provide any customer services, including, without limitation, telemarketing services, will establish and maintain all capabilities necessary for such third party vendors to perform such customer services according to the requirements of this Agreement and its Exhibits and any agreement between The Insurance Company and the third party vendors. Such capabilities shall include, but not be limited to, connectivity, functionality and security. The Administrator’s responsibility under this provision shall be limited to systems and computer-related support where the Administrator’s computer systems are required for the third party vendors to provide the services required by their agreements with The Insurance Company.

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ARTICLE VII
MAIL AND FULFILLMENT
7.1 Delivery of Materials:
Administrator shall, upon receipt of instructions from The insurance Company, promptly deliver all policies, certificates, and certificate booklets to the persons to which The Insurance Company has directed delivery. All costs relating to Delivery of Materials not included in Administrator’s compensation outlined in Exhibit C are the responsibility of The Insurance Company. Administrator shall adhere to the service standards outlined in Exhibits A and B of this Agreement.
7.2 Use of Advertising Materials:
Administrator shall distribute or use only such advertising materials pertaining to insurance being offered and marketed by The Insurance Company as have been approved by The Insurance Company, in writing, in advance of such use. Administrator shall make no changes to such approved advertising materials, whether by deletion, addition or otherwise, without the express written consent of The Insurance Company.
ARTICLE VIII
COMPENSATION TO ADMINISTRATOR
Compensation:
In consideration of the performance by Administrator of the foregoing administrative functions and its other obligations pursuant to this Agreement, Administrator shall be paid the compensation set forth in the compensation schedule contained in Exhibit C, attached to and made a part of this Agreement, in accordance with all the terms and conditions contained in this Agreement. Administrator shall not make or collect from policyholders, insureds or covered individuals additional charges for service, to the extent that such services have been contracted for and paid for by The Insurance Company pursuant to this Agreement.
ARTICLE IX
DISCLOSURES AND CONFIDENTIALITY
9.1 Fiduciary Accounts Disclosure:

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With respect to every fiduciary account established or maintained by Administrator pursuant to this Agreement for the receipt and deposit of The Insurance Company’s premiums, Administrator shall clearly disclose to The Insurance Company, in writing, the nature, name and location of such fiduciary account.
9.2 Charges Other Than Premiums:
Subject to the approval of The Insurance Company, and if the Administrator collects from insureds or covered individuals charges for other than premiums, Administrator shall provide to such persons a written statement which identifies such charges separately from any premium and states the reason for collection.
9.3 Confidentiality:
A party to this Agreement receiving information or materials, regardless of form or medium, which are designated by a party as “confidential” (hereafter “Confidential Information”) and provided to the other in connection with this Agreement, shall treat such information or materials as confidential at all times. Except as required by law or the express terms of this Agreement, all such information or materials shall be returned promptly to the party generating same upon termination of this Agreement. No copies, regardless of form or medium, of such information or materials shall be retained, electronically stored or used by a party following termination of this Agreement, except with the express written consent of the party which provided or generated the originals. Except as required by law, a party shall not disclose the contents, terms or conditions of this Agreement to a non-party without first obtaining the written consent of the other party, which consent shall not be unreasonably withheld.
Notwithstanding the foregoing, “Confidential Information” shall not include information that is in the public domain at the time of disclosure or becomes publicly known through no act or omission of the disclosing party, that is known to the disclosing party at the time of disclosure or is independently developed by disclosing party without use of such Confidential Information, and that the disclosing party has secured prior written consent for disclosure from the party that deems the information confidential,
The provisions of this paragraph shall survive termination of this Agreement.
9.4 Privacy of Insurance Information:
Each party to this Agreement shall comply with federal, state or local laws, rules, regulations, and other applicable legal requirements relating to the confidentiality and privacy of information about insurance applicants, claimants, insureds, Insurance Company customer account numbers, access codes, and similar items relating to a credit card account, deposit account, mortgage account, or transaction account of a consumer.
Without limiting of the foregoing, The Insurance Company and the Administrator agree that each shall strictly comply with the provisions of any laws and regulations requiring confidential treatment of information and records determined to be non-public personal information under

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such laws and regulations, including, without limitation, the Gramm-Leach-Bliley Act, any other federal and state privacy laws, and The Insurance Company’s written privacy policy, as may be amended from time to time and provided to Administrator by The Insurance Company, and, upon notice, any other privacy requirements that may be necessary to protect non-public personal information that comes into the possession or custody of either The Insurance Company or the Administrator. Administrator represents that it will comply with the applicable provisions of any privacy laws, The Insurance Company’s privacy policy, and any such other privacy requirements and will not disclose, share, transfer, use or reuse any non-public personal information of customers, except as authorized in writing by The Insurance Company. Any information provided by or transferred from The Insurance Company to Administrator shall remain The Insurance Company’s exclusive property and shall not be inextricably commingled with information of other clients, contractors or subcontractors of Administrator. Information so transferred to Administrator shall be returned to The Insurance Company within thirty (30) days following termination of this Agreement for any reason.
This provision shall survive termination of this Agreement.
9.5 Violent Crime Control and Law Enforcement Act of 1994. The Insurance Company and Administrator acknowledge that the business of insurance is subject to 18 USCS 1033, the federal Violent Crime Control and Law Enforcement Act of 1994 (“the Act”). In accordance with the Act, The Insurance Company and Administrator agree not to assign any individual to perform services under this Agreement who has ever been convicted of a felony involving dishonesty or a breach of trust. Administrator also agrees to take reasonable steps to determine if any of its employees, contractors or subcontractors have ever been convicted of any criminal felony involving dishonesty or breach of trust or a violation of the Act. Further, Administrator agrees that it will not knowingly or willfully permit any person, contractor or subcontractor, if so convicted, to provide any services under this Agreement. Administrator also agrees to promptly notify The Insurance Company, in writing, of any employee, contractor or subcontractor who, after the effective date of this Agreement, is convicted of a criminal felony involving dishonesty or breach of trust or violation of the Act.
9.6 Non-Competition.
9.6.1	During the term of this Agreement and for eighteen (18) months thereafter, the Administrator shall not develop, market, solicit, or offer an insurance program or any Insurance Products that are similar or substantially similar to any insurance program or Insurance Products as described on Exhibit C, and as may be amended from time to time by The Insurance Company in its sole discretion. The Insurance Company acknowledges that Administrator currently (on the effective date of this Agreement) markets certain supplemental products on an individual basis through third parties in certain states, territories, or countries where currently authorized, or where authorization is pending, (on the effective date of this Agreement) and agrees that the marketing of these supplemental products by Administrator shall be excluded from the effect of this provision. The supplemental products currently marketed by Administrator and the states, territories, or countries where currently authorized, or where the Administrator has filed such products for approval to market, are listed on Exhibit D attached and

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incorporated into this Agreement. Should Administrator decide to expand the states, territories, or countries in which it intends to market such products, it will notify The Insurance Company and secure its prior written consent, which shall not be unreasonably withheld.

9.6.2	During the term of this Agreement and for eighteen (18) months thereafter, the Administrator shall not enter into any relationships, contractual or otherwise, with any entity, including, but not limited to, third party vendors, partners, or joint venturers, with whom The Insurance Company has a relationship, contractual or otherwise, that is related to or connected with any Insurance Product(s) or insurance programs administered by the Administrator on behalf of The Insurance Company without the prior express written consent of The Insurance Company.
9.7 Security.
a. In order to protect The Insurance Company’s interests and to provide security for the premiums collected, held, and administered by the Administrator, the Administrator shall establish and maintain a letter of credit in an amount equal to three (3) months gross premium established for the benefit of The Insurance Company with a financial institution approved by The Insurance Company. The Insurance Company has estimated the amount of three (3) months gross premium to be **** dollars ($****). Administrator shall provide evidence, satisfactory to The Insurance Company, of the establishment of the letter of credit in the amount of the **** dollars ($****) to The Insurance Company no later than the effective date of this Agreement. At the end of six (6) months after the effective date of this Agreement, The Insurance Company shall review the requirement for a letter of credit and shall have the option of amending this Agreement to increase (such increase not to exceed the actual amount of three (3) months gross premium at any time) or decrease the principal amount of the letter of credit. Should The Insurance Company elect to increase the principal amount of the letter of credit, The Insurance Company shall provide Administrator with notice, and Administrator shall increase the principal amount of the letter of credit to the amount required by The Insurance Company no later than sixty (60) days after receipt of such notice.
b. After six (6) months after the effective date of this Agreement, The Insurance Company and Administrator agree to negotiate in good faith to delete the requirement for the letter of credit referred to in subparagraph a above and establish an alternative satisfactory to both parties for protecting The Insurance Company’s interests and securing the premiums collected, held and administered by Administrator on behalf of The Insurance Company

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ARTICLE X
ACCOUNTINGS, REPORTS, BOOKS AND RECORDS
10.1 Periodic Accountings:
Administrator shall make available to The Insurance Company an accounting of all transactions performed pursuant to this Agreement, together with all data necessary to enable The Insurance Company to reconcile all premiums and remittances due and paid.
10.2 Reports:
Administrator shall promptly report to The Insurance Company any fine imposed upon Administrator by insurance regulatory authorities during the term of this Agreement.
10.3 Books and Records:
Administrator shall maintain in its principal office and make available to The Insurance Company, state insurance regulatory service and/or Insurance Commissioner, during regular business hours and upon reasonable prior notice, accurate and complete books and records of all transactions performed pursuant to this Agreement, which books and records shall be maintained in accordance with prudent standards of insurance record keeping.
10.3.1 Books and Records Detail:
Without limiting the generality of the foregoing, such books and records shall detail all transactions involving the receipt and disbursement of premiums. If premiums deposited in a fiduciary account have been collected on behalf of more than one (1) insurer, Administrator shall keep records clearly recording the deposits in and withdrawals from the account on behalf of each insurer, and upon request of The Insurance Company, Administrator shall furnish to The Insurance Company copies of deposit and withdrawal records pertaining to The Insurance Company. The detailed preparation, journalizing and posting of books and records required by this Agreement shall be maintained on a timely basis, and all journal entries for receipts and disbursements must be supported by evidentiary information referenced in the journal entry so that receipts and disbursements may be traced for verification.
10.3.2 Reconciliation of Accounts:
Administrator shall prepare and maintain monthly account reconciliations of any fiduciary account maintained by Administrator and pertaining to the Insurance Company, which reconciliations shall include any account statements or reconciliations prepared or provided by financial institutions holding such accounts. The reconciliations by Administrator must indicate, at a minimum:

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(a)	the source and amount of any money received and deposited by Administrator, and the date of receipt and deposit;

(b)	the date each disbursement was made, the person to whom made, and a written explanation of the difference between the amount disbursed and the amount billed or authorized; and

(c)	a description of the disbursement in detail sufficient to identify the source document substantiating the purpose of the disbursement.
Administrator shall perform reconciliations in a timely manner. Reconciliation of accounts shall be deemed timely if accomplished not more than forty-five (45) days following the end of the month in which the transaction to be reconciled occurs.
10.3.3 Retention of Books and Records:
Administrator shall retain the books and records required by this Agreement for a period of not less than seven (7) years following termination of the Agreement. Administrator shall not be required to maintain copies of such books and records for such seven (7) year period if:
(a)	Administrator transfers the originals to The Insurance Company before the end of such seven (7) year period and maintains evidence of such transfer for the remainder of such period; or

(b)	following termination of this Agreement and pursuant to a written agreement with The Insurance Company, Administrator transfers all such books and records to a new administrator and the new administrator acknowledges, in writing, that it is responsible for retaining such books and records.
The terms of this paragraph shall survive termination of this Agreement.
10.3.4 Ownership of Books and Records:
The Insurance Company shall own the books and records, whether in the custody or possession of The Insurance Company or otherwise, which are generated by Administrator pursuant to this Agreement and which pertain to transactions involving The Insurance Company; provided, however, that Administrator shall retain the right to continuing access to such books and records to permit Administrator to fulfill all of its contractual obligations to insured parties, claimants or The Insurance Company and to respond to any inquiries from governmental authorities. The terms of this paragraph shall survive termination of this Agreement.

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ARTICLE XI
AUDIT
11.1 Access to Books and Records:
The Insurance Company shall have a continuing right of access to the books and records maintained by Administrator which relate to transactions pursuant to this Agreement. Administrator shall, upon reasonable request, make such books and records available to The Insurance Company or its authorized representatives during normal business hours for review, inspection, examination, and reproduction, the costs of which shall be borne by The Insurance Company. Such review, inspection, examination, or reproduction shall be subject to applicable laws governing the privacy and confidentiality of insurance information. The terms of this paragraph shall survive termination of this Agreement.
11.2 Operations Audit:
In addition to any other access or audit rights provided by this Agreement, The Insurance Company shall have the right, at its own expense, upon reasonable advance notice, to review the business operations of Administrator pertaining to The Insurance Company. Any such review shall be conducted expeditiously and with a minimum of interference with business operations. Administrator shall provide any information, documents or statistical data as may be reasonably requested by The Insurance Company for purposes of such review, provided that such information, documents or statistical data relate directly to The Insurance Company and are readily available from records or computer programming existing at the time the review is conducted. Such review may include an on-site audit of the operations of Administrator.
ARTICLE XII
TERMINATION
12.1 Termination:
The following provisions shall govern termination of this Agreement:
12.1.1 Termination For Cause:
Either party shall have the right to terminate this Agreement at any time, on written notice to the other party, upon conduct by such other party which causes, permits or results in any of the following:
(a)	material breach of any obligation, term or condition of this Agreement, if such breach continues for more than thirty (30) days following receipt by the breaching party of notice of breach and demand for cure; provided, however, that if cure of such breach

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is commenced in good faith within such thirty (30) day period but cannot reasonably be completed within such period, an extension thereof of reasonable duration, not to exceed thirty (30) days, shall be provided to permit cure.

(b)	suspension, revocation, surrender or termination of necessary licenses, authorizations or certificates of authority;

(c)	insolvency, bankruptcy, receivership, conservatorship, assignment for the benefit of creditors or dissolution;

(d)	voluntary or involuntary cessation of business operations;

(e)	business take over, merger or change in control of fifty percent (50%) or more subject to the following provisions;

(1) If the Administrator terminates The Insurance Company within two (2) years after the effective date of closing of a business take over, merger or change in control of fifty percent (50%) or more, the Administrator shall pay The Insurance Company the sum of seven hundred fifty thousand dollars ($750,000) as a penalty for such termination within thirty (30) days of the effective date of such termination. Payment of such penalty by the Administrator shall not preclude The Insurance Company from asserting any other legal rights or remedies it may seek to assert as a result of such termination.

(2) If the Administrator enters into a letter of intent or any other agreement with a potential acquirer, joint venturer, or partner and terminates The Insurance Company in anticipation of a business take over, merger or change in control of fifty percent (50%) or more, within ninety (90) days after such termination, the Administrator shall pay The Insurance Company the sum of seven hundred fifty thousand dollars ($750,000) as a penalty for such termination. Payment of such penalty by the Administrator shall not preclude The Insurance Company from asserting any other legal rights or remedies it may seek to assert as a result of such termination.

(3) The penalties set out in the foregoing paragraphs 12.1.1(e)(1) and (2) shall not be imposed after this Agreement has been in force for five (5) years after the effective date.

(f)	gross negligence, misrepresentation, fraud or embezzlement.
12.1.2 Termination Without Cause:
The initial term of this Agreement shall be for a period of three (3) years and shall commence on the effective date of this Agreement; provided, however, that this Agreement shall thereafter automatically renew itself for successive one (1) year terms, unless The Insurance Company or Administrator elect not to renew with notice of termination to The Insurance Company or Administrator being made not less than one hundred eighty (180) days prior to the anniversary date of the expiration of any term.

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If the Administrator terminates this Agreement without cause under the foregoing paragraph or without the prior written consent of The Insurance Company within the first **** (****) years after the effective date of the Agreement, the Administrator shall pay the sum of **** dollars ($****) to The Insurance Company as a penalty for such termination. Such penalty shall be non-exclusive of other costs and/or damages that The Insurance Company may elect to assert.
12.1.3 Transfer of Records:
The Insurance Company agrees to reimburse Administrator all reasonable expenses incurred by Administrator in connection with transferring records to The Insurance Company or a successor Administrator as a result of the termination of this Agreement subject to prior written approval of such expenses by The Insurance Company.
ARTICLE XIII
LIABILITY AND INDEMNIFICATION
13.1 Liability and Indemnity:
The following provisions shall govern liability and indemnification against harm or loss:
13.1.1 Indemnification Against Insurance Liability:
The parties acknowledge and agree that Administrator neither insures nor underwrites any insurance risk or liability of The Insurance Company. The Insurance Company shall indemnify and hold Administrator harmless against any claim, loss, liability, suit or judgment based on a claim that Administrator insures, underwrites, or markets an insurance risk or liability of The Insurance Company, unless Administrator has represented that it insures or underwrites such risk or liability.
13.1.2 General Indemnifications:
The Insurance Company shall indemnify and hold Administrator, its directors, officers, employees and agents harmless against any claim, loss, direct or indirect vicarious liability, suit or judgment (including attorneys’ fees and costs of defense or investigation related thereto) which arises as a result of the error, omission, negligence, wrongful action or fault of The Insurance Company or its directs, officers, employees, or agents, or which results from any conduct by The Insurance Company which results from a material breach of this Agreement by The Insurance Company or failure to comply with any federal, state, local or other governmental or regulatory agency’s law, regulation statute, or ordinance, or misrepresentation of The Insurance Company or its directors, officers, employees or agents.

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Administrator shall indemnify and hold The Insurance Company, its directors, officers, employees and agents harmless against any claim, loss, liability, suit or judgement (including attorneys’ fees and costs of defense or investigation related thereto) which arises as a result of the error, omission, negligence, misrepresentation, wrongful action or fault of Administrator or its directors, officers, employees or agents, or which results from any conduct by Administrator exceeding its authority under this Agreement or which results from a material breach of this Agreement by Administrator.
13.1.3 Errors and Omissions Coverage; Fidelity Bond:
Administrator shall maintain in effect during the term of this Agreement, at its expense, errors and omissions insurance in an amount not less than one million dollars ($1,000,000) per occurrence on a form and with a deductible satisfactory to The Insurance Company with an insurer that is not an affiliate of The Insurance Company. Administrator shall provide evidence of such errors and omissions insurance to The Insurance Company and shall cause the insurer thereof to give The Insurance Company at least thirty (30) days written notice prior to any material change in or cancellation of such insurance.
The Administrator shall maintain a fidelity bond covering all operations, employees and subcontractors, if any, servicing the business of this Agreement, in an amount and on a form and with a deductible satisfactory to the Insurer. The Administrator shall provide a certificate for the fidelity bond to The Insurance Company with the same provision as provided in the first paragraph of this Section 13.1.3.
13.1.4 Notification of Proceedings:
With respect to any threatened or pending litigation, administrative action, regulatory action, or other legal action or proceeding which may give rise to indemnification rights or obligations pursuant to this Agreement, each party shall inform the other party of any such actions or proceedings of which it becomes aware within two (2) business days after receipt of notice (or within a shorter period of time in order to avoid prejudice or compromise of either party’s rights) of any such actions or proceedings or within a shorter period of time to avoid prejudice or compromise of the other party’s rights or obligations.
13.1.5 Defense and Control of Proceedings:
Unless otherwise specifically provided in this Agreement, each party shall be responsible, at its own expense, for defending itself in any legal action or proceeding brought against it which arises out of this Agreement or activities thereunder, whether or not the other party is also a defendant in such action or proceeding.
13.2 Survival:
The provisions of this ARTICLE XIII shall survive termination of this Agreement.

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ARTICLE XIV
ALTERNATIVE DISPUTE RESOLUTION PROCEDURES
14.1 Alternative Dispute Resolution:
The following procedures shall apply to disputes between the parties which arise out of or in connection with or relate to this Agreement, including, without limitation, disputes about the formation of this Agreement, the construction or interpretation of this Agreement, or the termination of this Agreement:
14.1.1 Appointment of Representatives:
If the parties, in good faith, fail or are unable to resolve the dispute informally, thereupon each of the parties shall appoint a duly authorized representative to negotiate a resolution of such dispute. The representatives so appointed shall promptly confer, in person or by other means, to negotiate a resolution of the dispute.
14.1.2 Referral to Mediation Upon Failure to Resolve:
If such representatives are in good faith unable to negotiate a resolution of the dispute acceptable to both parties within thirty (30) days after so conferring, then the parties, before resorting to any procedure available through the civil courts, shall attempt, in good faith to settle such dispute by mediation. The parties agree that (i) such mediation shall take place in New York City, NY, (ii) such mediation shall be conducted pursuant to the Commercial Mediation Rules of the American Arbitration Association, (iii) the mediator, to be selected by mutual agreement of the parties, shall be a disinterested party and shall have expertise in life and health insurance products, insurance administration, and other relevant issues, and (iv) the parties shall share equally all fees and charges of the mediator unless the mediator determines that the position taken by one of the parties was without reasonable justification under the circumstances, in which event the mediator shall make a finding that such party shall bear the cost of all such fees and charges. The parties shall use best efforts to complete mediation within thirty (30) days after its initiation.
14.1.3 Breach of Obligation to Mediate:
Refusal or failure of a party to comply in good faith with the foregoing alternative dispute resolution procedures shall constitute a material breach of this Agreement.

Page 18, Administrative Services Agreement
ARTICLE XV
GENERAL PROVISIONS
15.1 Relationship of the Parties:
This Agreement is not intended to be and does not constitute a joint venture, franchise or legal partnership between the parties. No party shall be or shall be considered an employee or agent of the other. The parties agree that the relationship of each to the other is, and at all times shall be that of an independent contractor only. No party shall have authority to bind or commit the other except as expressly provided in this Agreement, and no party shall purport to act for or on behalf of the other, except as expressly provided in this Agreement.
15.2 Use of Names, Identifications and Descriptions:
Each party to this Agreement shall have the right to review and approve, prior to use, the use of its name, logo or identification or descriptions of any products or services.
15.3 Delivery of Notices:
Except as otherwise specified herein, any notice or notification required under the terms of this Agreement shall be in writing and sent via United States registered or certified mail, return receipt requested, postage prepaid and properly addressed:
     If to The Insurance Company:

Dolores McGuire, Profit Center Manager
National Union Fire Insurance Company of Pittsburgh, Pa.
80 Pine, 13th Floor
New York, NY 10005

With a copy to:	Susan Martin, Associate General Counsel
DBG Legal Services
600 King Street, 8th Floor
Wilmington, DE 19801

If to Administrator:	Life of the South
100 West Bay Street
Jacksonville, FL 32202
Attention: Ned Hamil, CEO
Such writing, if mailed in accordance with the foregoing, shall be deemed delivered when actually received by the addressee.

Page 19, Administrative Services Agreement
15.4 Entire Agreement:
Except as specifically provided, this Agreement, together with any exhibits or attachments thereto, shall constitute the entire understanding of the parties with respect to its subject matter, and supersedes all prior agreements or understandings with respect thereto between the parties, whether written or oral.
15.5 Assignability:
This Agreement, or any right or obligation under the Agreement, shall not be assignable without the express written consent of all parties.
15.6 Waiver:
Forbearance or waiver of a breach of any provision of this Agreement shall not be construed as nor constitute a waiver of any subsequent breach of such provision, nor shall it be construed as or constitute a waiver of breach of any other provision of this Agreement.
15.7 Amendments; Deemed Conformance With Applicable Law:
This Agreement and any exhibit which is part of this Agreement may be amended by the parties at any time by a writing which expresses a clear intent to make an amendment and which is signed by a duly authorized representative of each of the parties. Notwithstanding the foregoing, in the event that a term of this Agreement shall be in conflict with the provisions of applicable law governing the activities of third party administrators, this Agreement shall be deemed amended to conform to the requirements of such law, to the extent that such conformance does not materially impair or frustrate the interests of the affected party or frustrate the purposes of the Agreement.
15.8 Severability:
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof and, to that extent, the provisions of this Agreement shall be severable.
15.9 Choice of Law:
This Agreement shall be construed in accordance with and governed by the laws of the State of Pennsylvania.
15.10 Headings and Captions:
The headings and captions appearing herein are for convenience only and are not intended to and shall not affect the substantive provisions of this Agreement.

Page 20, Administrative Services Agreement
15.11 Counterparts:
This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute the same and whole instrument.
15.12 Force Majeure:
If Administrator is substantially unable to perform any of its duties hereunder for more than thirty (30) days due to one of the causes described in this Section, then The Insurance Company may give notice to Administrator of its intent to terminate this Agreement, and this Agreement shall terminate fifteen (15) days after Administrator receives such notice unless Administrator is first able to resume performance of the Services. Notice shall be sent certified mail, postage prepaid, return receipt requested, to Administrator at the address set forth in Section 15.3.
As used herein, “Force Majeure” means any Act of God, act of civil or military authority, war, criminal act, fire, explosion, earthquake, flood, weather condition, power failure, labor problem, accident, or any other cause, beyond Administrator’s reasonable control. If Administrator is unable to perform, in whole or in part, any of its obligations under this Agreement as a consequence of any Force Majeure, then (a) Administrator shall promptly notify Insurer in writing of the occurrence of the Force Majeure, its expected duration (if known), and the extent to which the Force Majeure is expected to affect Administrator’s ability to perform its obligations under this Agreement, and (b) to the extent possible, Administrator shall use its best efforts to perform its obligations under this Agreement, and (c) such failure to perform shall not constitute a breach of this Agreement.
IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed, by and through their authorized representatives, on the effective date of this Agreement, August 1, 2002.
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

By:	/s/ Anthony J. Galioto Anthony J. Galioto, Its Attorney-In-Fact
LIFE OF THE SOUTH INSURANCE COMPANY

By:	/s/ Ned Hamil Ned Hamil, Vice Chairman and Chief Executive Officer

Page 21, Administrative Services Agreement
EXHIBIT A
LIFE OF THE SOUTH INSURANCE COMPANY
STANDARD SERVICES
Administrator agrees to provide standard services as part of its general pricing for administrative services, including, without limitation, the following services and those described elsewhere in the Agreement:
PROGRAM MANAGEMENT AND CLIENT SERVICES
•	Supply client with comprehensive requirements documentation, including file layouts, application design and fulfillment document requirements.

•	Provide set up of projects based on client provided information.

•	Communicate procedures to internal departments regarding upcoming programs including processes for entry or fulfillment.

•	Prepare electronic letters, schedule pages, and certificates for printing and fulfillment.

•	Implement compliance and fulfillment requirements as provided by The Insurance Company.

•	Prepare Certificate guides for fulfillment area.

•	Load marketing tapes for Direct Mail Programs.

•	Communicate progress and any questions or concerns to client/carrier.

•	Communicate information from carrier/client to internal staff.

•	Facilitate meetings and client visits.
PREMIUM BILLING, COLLECTION AND ADMINISTRATION
•	Collect premium via credit card charge, bank account debit, direct bill or through mortgage holder.

•	Resubmit rejected billings, as required.

•	Enter and reconcile premiums received, as well as bank exceptions and charge backs, and update insured records.

•	Adjust premiums for rate increases when necessary.

•	Maintain funds in a fiduciary account.

•	Process premium refunds.

•	Reconcile fiduciary account and disburse premiums, commissions and fees to the appropriate parties.

•	Retention of records for a minimum of seven (7) years.
CUSTOMER SERVICE
•	Phone calls are taken by Customer Service Representatives on designated 800 lines at such times and on such days as determined by The Insurance Company.

•	Process and respond to correspondence.

•	Make changes to system according to insured customer requests.

•	Forward customer and Insurance Department complaints to The Insurance Company.

Page 22, Administrative Services Agreement
•	Maintain a log for reference on complaints.

•	Process manual premium due notices.

•	Send out change of beneficiary forms.

•	Return bad checks (The Administrator may charge customers a fee up to the amount allowed by applicable law, subject to prior written approval by The Insurance Company).

•	Should the Administrator establish one or more dedicated 800 lines to provide the customer service contemplated by this Exhibit A on behalf of The Insurance Company, The Insurance Company shall pay for and shall own the 800 lines.
Should any third party vendors provide any of the Customer Services described above, the Administrator shall ensure that such third party vendors perform according to the service standards set out in this Exhibit.
MAIL AND FULFILLMENT
•	Receive electronic files of sales records. Fix or return records containing errors.

•	Receive enrollment forms, applications, correspondence, claims and premiums through assigned P.O. Boxes for Direct Mail Campaigns.

•	Open and de-insert mail. Separate and prepare for data entry, underwriting preparation, correspondence handling, claims processing and premium processing as pertains to Direct Mail Programs.

•	Distribute mail to appropriate areas.

•	Prepare fulfillment certificate packages, conversion and persistency series notices, incomplete and decline letters for outgoing mail.

•	Process postage and arrange for pick up of outgoing mail.
REPORTING AND DATABASE MANAGEMENT
•	Reports:
–	Monthly Premium Submission Report to The Insurance Company with premium

–	Monthly commission/compensation reports with checks or electronic payment, if required

–	Persistency reports

–	Rejected premium reports

–	Monthly In Force reports

–	Fulfillment reconciliation reports

–	Claim reports, subject to Administrator’s receipt of claims data from The Insurance Company

–	Reports shall be in a form and format specified by The Insurance Company and as mutually agreed to by the Administrator.
•	Provide a tape containing captured marketing information for analysis at the end of programs.

•	Web access to reports and customer information

•	Customer information for use in building segmentation models

•	Provide access by customer service vendors to the customer database from 7 a.m. to 10:00 p.m. EST on weekdays and 7 a.m. to 3 p.m. on Saturdays, or such other times that are required by any clients, excluding major holidays. Should any client require customer

Page 23, Administrative Services Agreement
service vendors to have access to the customer service database twenty-four (24) hours a day, seven (7) days a week, Administrator and The Insurance Company shall discuss and negotiate the requirements necessary for and the costs associated with Administrator providing such access.
CLAIMS ADMINISTRATION
•	Claim form requests are processed and fulfilled. Insured records are adjusted with status changes and refunds, if necessary, on death claims.

•	Incoming claims are reviewed for eligibility and completeness and forwarded to The Insurance Company or its designee for adjudication.

•	Claims are logged and filed for reference.

•	Claims adjudication, if elected by The Insurance Company under Section 2.2.4.

Page 24, Administrative Services Agreement
EXHIBIT B
SERVICE STANDARDS TIME FRAMES

MEASUREMENT	LEVEL	DEFINITION	STANDARD
Fulfillment:	Level One	Percentage of Fulfillment Kits Issued in Required Time Frame. Response time measured in business days.	All fulfillment packages must be placed in the US mail within **** (****) business days of receiving the non-error policies from the Telemarketing Agencies.

New Client Set-up (Sponsoring Party)	Level One	Response time to start-up new clients measured in calendar days.	All fulfillment, database and billing requirements to handle new client will be met within **** (****) calendar days of receipt of appropriate documentation.

Conversion	Level Two	Response time to convert existing business measured in business days.	Convert an existing account in **** (****) business days after receipt of the appropriate documentation relating to the conversion.

Billing	Level One	Timeliness of Individual customer billing.	**** (****%) of all billing must take place based on the schedule outlined by the billing process.

Billing Resubmission	Level Two	Timeliness of Resubmissions	**** percent (****%) of all customers who are not accepted for payment by the client, except those deemed not subject to resubmission by The Insurance Company or the client, will be resubmitted in accordance with Insurance Company’s instructions.

Premium	Level Two	Timeliness of booking premium	**** percent (****%) of non-error premium booked within **** (****) business day after receipt.

Premium Reconciliation	Level Two	Timeliness of reconciling premium	Reconciliation of accounts shall be deemed timely if accomplished not more than **** (****) days following the end of the month in which the transaction to be reconciled occurs.

Database Availability	Level One	Up-time for LOTS systems only	**** percent (****%) within the hours of 7:00 a.m. to 10:00 p.m. EST Monday through Friday. 7:00 a.m. to 12:00 noon EST on Saturday. Exclusive of all major holidays.

Telephone Response	Level Three	Time in seconds that calls wait to	**** (****%) of toll-free

Page 25, Administrative Services Agreement

MEASUREMENT	LEVEL	DEFINITION	STANDARD
		be answered by a representative	calls answered within **** (****) seconds after greeting with less than **** percent (****%) abandonment rate.

Reports	Level Two	Timeliness and Accuracy of Reports	Preparation of monthly reports summarizing the business within **** (****) days of end of month. Preparation of daily reports summarizing the business activity within **** (****) business day.

Regulatory Inquiry	Level Three	Timeliness of notification of receipt of regulatory issues.	Notification of regulatory issues within **** (****) business days.

Commissions and Fees	Level Two	Timeliness of distribution of commissions/fees.	Distribute commissions within **** (****) days after the close of business for that month.

Percentage of telephone complaints acknowledged within required time frame.	Level Two	Response time to telephone complaints measured in business days.	**** percent (****%) of telephone complaints should be acknowledged within **** (****) business day.
**** percent (****%) must be responded to within **** (****) business days, **** percent (****%) within **** (****) business days.

Claims	Level Three	Timeliness of notification of claims	Send notification of receipt of claim within **** (****) business days of receipt.
Service Levels Penalty:
A violation of a Service Standard is defined as a failure to meet any one of the minimum service standards set forth in this Agreement excluding any missed service standard caused by Force Majeure as defined in Section 15.12 of the Agreement,. Within a twelve (12) month period, Administrator shall be allowed **** miss in the Level One category, **** miss in the Level Two category, and **** miss in the Level Three category of service standards. After the **** miss in any category within the twelve (12) month period, Administrator will be penalized the base amount for the **** miss from that category and penalized **** times that amount for the **** miss in the same category and so forth. The amount of penalties shall be deducted from the billing statement provided by Administrator.
The Base Amount for services classified as Level 1 is $****
The Base Amount for services classified as Level 2 is $****
The Base Amount for services classified as Level 3 is $****
Service Level Requirements:

Page 26, Administrative Services Agreement
Service levels will be adjusted based on specific **** client. If the client requires a substantial amount of additional services and/or service levels above that outlined in this document, then Administrator will have the right to negotiate with **** for the increased costs.
Service Level Performance Bonus:
If Administrator completes each year during which this Agreement is in force without any missed service levels, excluding any missed service levels caused by Force Majeure as defined in Section 15.12 of the Agreement, then **** will award Administrator a performance bonus of $**** for each such year. Administrator intends to use this and other monies to place performance opportunities with key associates involved in the administration of the insurance program and the Insurance Products described on Exhibit C, which may be amended from time to time in the discretion of The Insurance Company.

Page 27, Administrative Services Agreement
EXHIBIT C
Insurance Products and
Compensation to Administrator
Depending on Product/Service Required
1. Insurance Products:
The Insurance Products contemplated, without limitation, as the subject of this Agreement are as follows:
a.	The “Sign & Drive” program developed by Mass Marketing Insurance Group, Inc.,

b.	Medical Expenses under Supplemental or Excess Coverages, excluding major medical or health insurance coverages,

c.	Hospital Accident Protection and Hospital Indemnity Protection,

d.	Income replacement,

e.	Accidental death and dismemberment,

f.	Legal assistance,

g.	Critical illness,

h.	Cancer,

i.	Identity Theft Protection,
j. Any other insurance program or Insurance Product(s) similar or substantially similar in scope to the products listed above in Section 1a through i of this Exhibit C that The Insurance Company may elect, in its sole discretion, to add to this Exhibit C. If The Insurance Company elects to add products that differ substantially in scope from the products listed above, then the Administrator and The Insurance Company agree to negotiate in good faith the appropriate compensation and fees for such products.
This subsection of this Exhibit C may be amended from time to time by The insurance Company, in its sole discretion, by adding new Insurance Products or deleting Insurance Products and/or programs.
2. Compensation:
a. In consideration of the performance of administrative functions and services by Administrator in accordance with the Agreement of which this Exhibit is part (“the Agreement”), Administrator shall issue payment to its own operating account from the fiduciary account to which all premiums will be deposited the Per Issue Fee and the Administrative Service Fee,

Page 28, Administrative Services Agreement
as indicated below, subject to the terms and conditions contained in the Agreement (Paragraph 4.3.3.) and this Exhibit.
b. The applicable Per Issue Fee per policy/certificate issued including postage is:

$****
c. The Per Issue Fee is a one-time fee and shall be calculated as a function of issued policies/certificates issued by the Administrator on behalf of The Insurance Company.
d. The Administrative Service Fee shall be calculated as a percentage of the premium (first year and renewal premiums) collected and received by Administrator on behalf of The Insurance Company. The applicable percentage for calculating the Administrative Service Fee is ****% of gross collected premium per month net of refunds, returns, and charge backs. Premium does not include premium attributable to the Bonus Period.
e. For applications received via paper documents, the Administrator will charge an additional **** ($****) to The Insurance Company per application processed, in addition to Administrative Service Fees allowed by this Agreement.
f. If the Administrator direct bills, a one (1) time **** ($****) fee per bill will be assessed to The Insurance Company. This fee shall not apply when a combination of a cancellation notice and direct bill is sent to any insured.
g. A **** ($****) fee will be assessed to The Insurance Company for each cash premium payment received by the Administrator.
h. Any postal increases after July 1, 2002, will be passed through as an additional cost to The Insurance Company.
i. The Administrator’s compensation (as described in this subsection 2) is based on the business volume of **** (****) new sales (base coverages and upsales) and conversions within the twelve (12) months after the effective date of this Agreement. If such volume is not achieved in the twelve (12) months after the effective date of this Agreement, the Administrator and The Insurance Company shall renegotiate in good faith the compensation described in this subsection 2 upon thirty (30) days written notice to The Insurance Company after the end of the twelve (12) months, provided that the Administrator notifies The Insurance Company of its intent to renegotiate the compensation with the thirty (30) days after the end of twelve (12) months after the effective date of this Agreement. If the Administrator does not give the notice within the period required by this provision, the Administrator shall be bound by the compensation set out in this subsection 2.
j. Pass Through Charges:
Administrator shall send all Pass Through Charges listed below, subject to the limitations set out below, to The Insurance company for approval and payment, if approved.

Page 29, Administrative Services Agreement
1. Telecommunications Technology, Facilities, and Capabilities: Administrator shall establish, maintain, and pay for such telecommunications technology, facilities, and/or capabilities (e.g., T-1 Lines or similar lines) as the business volume warrants. Should the Administrator determine that additional or new technology, facilities, and/or capabilities are warranted, it shall notify The Insurance Company and, if The Insurance Company approves of the addition of such technology, facilities, and/or capabilities, Administrator and The Insurance Company will discuss and negotiate payment for the connection of anything in excess of **** (****) call centers.
2. Specialized Mailings: If regulatory or statutory changes applicable to third party administrators require Specialized Mailings to be sent to insureds, Administrator shall bear the cost of such Specialized Mailings. If The Insurance Company requires any Specialized Mailings to be sent to insureds, The Insurance Company shall pay all costs associated with such Specialized Mailings.
3. Bank and Processor Fees: Administrator shall not be responsible for any Bank and Processor Fees. Such Fees shall be billed to The Insurance Company for payment.
4. Conversion Fees: If conversions of policies from Guarantee Reserve Life Insurance Company to The Insurance Company do not exceed **** dollars ($****) in aggregate premium within twelve (12) months after each such conversion, then Administrator may negotiate a reimbursement charge.
k. During the term of the Agreement, Administrator shall continue to receive the compensation described in this paragraph 2 for so long as (i) the insurance coverage to which received premium relates remains in force and (ii) Administrator continues to perform administrative services with respect to such insurance coverage. Compensation shall otherwise cease upon termination of the Agreement.

EXHIBIT D
July 29, 2002

Memo to:	Bob Hudson

From:	Grady Rose

Subject:	Territory for Ordinary
We are marketing the following policy forms:

Accident Protection	Level & Decreasing Term Life
Critical Care Disability	Short Term Disability
Hospital Indemnity	Cancer Protection
Hospital, Medical & Surgical	Wellness Plan
We are currently approved to market some or all of our policies in the following states:
1) Alabama
Accident Protection, Hospital Indemnity, Short Term Disability, Cancer Protection & Term Life
2) Florida
All Policies
3) Georgia
All Policies
4) Louisiana
All Policies
5) Mississippi
Accident Protection, Hospital Indemnity, Short Term Disability, Cancer Protection & Term Life
6) South Carolina
All Policies
7) Tennessee
All Policies
We have commitments to our general agents and independent marketing organizations (IMO’s) to market our policies in the following states (in process of filing all products):
1) Illinois
2) Michigan

Page 2, Exhibit D
3) Missouri
4) North Carolina
5) Ohio
Based on feedback from current IMO’s, we project plans to enter the following additional states in the next two — five years:

1) Arkansas	11) Nebraska
2) Arizona	12) Nevada
3) Colorado	13) Oregon
4) Connecticut	14) Pennsylvania
5) Idaho	15) Texas
6) Indiana	16) Utah
7) Iowa	17) Virginia
8) Kansas	18) Washington
9) Maryland
10) Minnesota

AMENDMENT ONE
to the
ADMINISTRATIVE SERVICES AGREEMENT
between
LIFE OF THE SOUTH INSURANCE COMPANY AND AFFILIATES (“Administrator”)
and
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
(“The Insurance Company”)
Original Agreement Effective Date: August 1, 2002
It is mutually agreed, effective February 1, 2003, that the above-referenced Administrative Services Agreement shall be amended as follows:
ARTICLE IV shall be replaced in its entirety as follows:
ARTICLE IV
PREMIUM BILLING, COLLECTION AND ADMINISTRATION
4.1 Billing and Collection:
Administrator shall bill for premiums at the premium rate or rates established by The Insurance Company providing the Insurance Products.
4.2 Fiduciary Capacity:
No premiums shall be received or accepted by Administrator. In the event premiums are received at any Administrator business location, Administrator shall immediately forward such premiums to The Insurance Company for further handling. Administrator shall act in a fiduciary capacity with respect to the receipt and subsequent forwarding of premiums to The Insurance Company. Without limiting the generality of the foregoing, Administrator shall not pledge, assign, grant a security interest in or otherwise encumber premiums received, nor invest or otherwise deal with such funds in any manner which places the principal amount at risk. Premiums received by Administrator shall not be commingled with or used as general operating funds of Administrator. Administrator shall be liable for any damages to The Insurance Company resulting from any improper or unauthorized use of The Insurance Company’s account by an officer, principal, employee or agent of Administrator or by a party who gains access to the account through the misconduct, negligence or inadvertence of an officer, principal, employee, or agent of the Administrator.
4.3 Accounts
The Insurance Company shall establish or has established a separate bank account (the “Account”) in the name of The Insurance Company for the receipt of premium. The Administrator shall not have access to the Account. The Administrator shall not otherwise have any power or authority to initiate transfers or draw checks on or against the Account.
A second separate bank account (the “Administrator Expense Account”) shall be established or has been established by the Administrator in the Administrator’s name on behalf of The Insurance Company for the purpose of paying normal administrative expenses, including but not limited to agent licensing fees and client administrative fees, incurred by the Administrator in providing the administrative services under this Agreement. The Administrator’s compensation for its services under the Agreement shall not be paid out of the Administrator Expense Account. The

Page 2 — Amendment #1 to Administrative Services Agreement
Administrator’s compensation shall be paid as set out in Exhibit C, part 2, as amended below. The Insurance Company shall fund the Administrator Expense Account. The Administrator shall have access to the Administrator Expense Account in a manner acceptable to The Insurance Company. The Administrator shall account to The Insurance Company for each payment or withdrawal made from the Administrator Expense Account on a monthly basis. Such accounting shall be provided to The Insurance Company on or before the fifteenth (15th) day after the end of each month in which expenses are paid from the Administrator Expense Account. Such accounting shall include documentation supporting each expense paid from the Administrator Expense Account.
Paragraph 9.7 shall be deleted in its entirety.
In Paragraphs 10.3.1 and 10.3.2, the words “fiduciary account” shall be replaced by the word “Account.”
In Exhibit A, PREMIUM BILLING, COLLECTION AND ADMINISTRATION, the bullet point “Maintain Funds in a Fiduciary Account” and the bullet point “Reconcile fiduciary account and disburse premiums, commissions and fees to the appropriate parties” shall be deleted.
Exhibit C, 2, a shall be replaced in its entirety as follows:
2. Compensation:
In consideration of the performance of administrative functions and services by Administrator in accordance with the Agreement of which this Exhibit is part (“the Agreement”), Administrator shall provide The Insurance Company with an invoice for its Administrative Service Fee, Per Issue Fee, and any other Fees or Expenses indicated below on or about the 15th day of each month. The Administrator shall provide a breakdown on the invoice of all such Fees and Expenses to The Insurance Company. The Insurance Company shall pay the Administrative Services Fee, Per Issue Fee, and any other Fees or Expenses itemized on the invoice no later than thirty (30) days after receipt of the invoice, except for any amounts that are disputed by The Insurance Company. If any amounts itemized on the invoice submitted by the Administrator are disputed by The Insurance Company, the Administrator and The Insurance Company shall follow the procedures set out in Article XIV to resolve the dispute.
All other terms and provisions of the Agreement not in conflict with this Amendment shall remain unchanged and in effect.
IN WITNESS WHEREOF the parties, by their respective duly authorized officers, have caused this Amendment to become effective upon execution in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

LIFE OF THE SOUTH INSURANCE COMPANY

By:	/s/ K. Ned Hamil (Signature)

Printed Name/Title:	K. Ned Hamil, Chief Executive Officer

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

By:	/s/ Anthony J. Galioto Anthony J. Galioto, Attorney-In-Fact

AMENDMENT TWO
to the
ADMINISTRATIVE SERVICES AGREEMENT
between
LIFE OF THE SOUTH INSURANCE COMPANY AND AFFILIATES (“Administrator”)
and
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
(“The Insurance Company”)
Original Agreement Effective Date: August 1, 2002
It is mutually agreed, effective October 1, 2003, that the above-referenced Administrative Services Agreement shall be amended as follows:
In EXHIBIT B, SERVICE STANDARDS TIME FRAMES, the service standard for the Fulfillment Measurement shall be amended as follows:

MEASUREMENT	LEVEL	DEFINITION	STANDARD
Fulfillment:	Level One	Percentage of Fulfillment Kits Issued in Required Time Frame. Response time measured in business days.	All fulfillment packages must be placed in the US mail within **** (****) business days of receiving the non-error policies from the Telemarketing Agencies; however, this Standard shall not apply in the event that a sales file is held at the Telemarketing Agency.
All other terms and provisions of the Agreement not in conflict with this Amendment shall remain unchanged and in effect.
IN WITNESS WHEREOF the parties, by their respective duly authorized officers, have caused this Amendment to become effective upon execution in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

LIFE OF THE SOUTH INSURANCE COMPANY

By:	/s/ Ned Hamil (Signature)

Printed Name/Title:	Ned Hamil, President

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

By:	/s/ Anthony J. Galioto Anthony J. Galioto, Its Attorney-In-Fact

AMENDMENT THREE
to the

ADMINISTRATIVE SERVICES AGREEMENT
between
LIFE OF THE SOUTH INSURANCE COMPANY AND AFFILIATES (“Administrator”)
and
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
(“The Insurance Company”)
Original Agreement Effective Date: August 1, 2002
It is mutually agreed, effective August 1, 2008 (“Amendment Effective Date”), that the above-referenced Administrative Services Agreement shall be amended as follows:
ARTICLE IV shall be replaced in its entirety as follows:
ARTICLE IV
PREMIUM BILLING, COLLECTION AND ADMINISTRATION
4.1 Billing and Collection:
Administrator shall bill for premiums at the premium rate or rates established by The Insurance Company providing the Insurance Products.
4.1.1 Premium Collection for Certain **** Business:
Administrator agrees to provide premium collection and remittance services on behalf of The Insurance Company with respect to Insurance Company products purchased by **** customers (“**** Business”) marketed under that certain Agreement dated January 1, 2006 (“Marketing Agreement”) between The Insurance Company, **** (“****”) and Intersections Insurance Services Inc. (“Agent”). Premium payments made by or on behalf of **** Business and received by Administrator shall be deemed to have been received by The Insurance Company when such premium payments are actually received by Administrator. The payment of returned premiums shall not be deemed paid to the insured party until received by the insured party.
The parties agree that **** will bill for premiums at the premium rate or rates established by Insurance Company for **** Business generated by Agent under the Marketing Agreement, and collect premiums on a bi-weekly basis on behalf of The Insurance Company for such business. Thereafter, **** will remit **** (****%) of collected premiums to Administrator, while retaining ****’s compensation in the amount of **** (****%) of collected premiums.

Page 2 — Amendment #3 to Administrative Services Agreement
4.1.2 Premium Remittance for Certain **** Business.
Administrator will deposit all premiums received from **** into a fiduciary account maintained and administered in accordance with The Insurance Company’s specifications and will be authorized to make disbursements of all deposited net premiums from the fiduciary account as follows:
(a)	payment via wire transfer of **** (****%) of net premiums from DDA collections and **** (****%) percent of net premiums from Credit Card collections to an account maintained by or in the name of Agent on a bi-weekly basis;

(b)	remittance of **** (****%) of net premiums from DDA collections and Credit Card collections to The Insurance Company or, if so directed by The Insurance Company, deposit to an account maintained by or in the name of The Insurance Company on a bi-weekly basis;

(c)	remittance of return premium to any insured entitled to such return.
“Net premium,” for purposes of this Amendment, shall mean premium net of refunds, returns, and charge backs.
4.1.3 Compensation for Certain **** Business.
Administrator will bill The Insurance Company an administrative services fee in the amount of **** ($****) dollars per month plus bank wiring fees applicable to the **** Business for which Administrator provides premium collection and remittance services under this Section 4.1.1
4.2 Fiduciary Capacity:
Except as otherwise provided in Sections 4.1.1 and 4.1.2, no premiums shall be received or accepted by Administrator. In the event premiums are received at any Administrator business location, Administrator shall immediately forward such premiums to The Insurance Company for further handling. Administrator shall act in a fiduciary capacity with respect to the receipt and subsequent forwarding of premiums to The Insurance Company. Without limiting the generality of the foregoing, Administrator shall not pledge, assign, grant a security interest in or otherwise encumber premiums received, nor invest or otherwise deal with such funds in any manner which places the principal amount at risk. Premiums received by Administrator shall not be commingled with or used as general operating funds of Administrator. Administrator shall be liable for any damages to The Insurance Company resulting from any improper or unauthorized use of The Insurance Company’s account by an officer, principal, employee or agent of Administrator or by a party who gains access to the account through the misconduct, negligence or inadvertence of an officer, principal, employee, or agent of the Administrator.
4.3 Accounts
The Insurance Company shall establish or has established a separate bank account (the “Account”) in the name of The Insurance Company for the receipt of premium. The

Page 3 — Amendment #3 to Administrative Services Agreement
Administrator shall not have access to the Account. The Administrator shall not otherwise have any power or authority to initiate transfers or draw checks on or against the Account.
A second separate bank account (the “Administrator Expense Account”) shall be established or has been established by the Administrator in the Administrator’s name on behalf of The Insurance Company for the purpose of paying normal administrative expenses, including but not limited to agent licensing fees and client administrative fees, incurred by the Administrator in providing the administrative services under this Agreement. The Administrator’s compensation for its services under the Agreement shall not be paid out of the Administrator Expense Account. The Administrator’s compensation shall be paid as set out in Exhibit C, part 2, as amended. The Insurance Company shall fund the Administrator Expense Account. The Administrator shall have access to the Administrator Expense Account in a manner acceptable to The Insurance Company. The Administrator shall account to The Insurance Company for each payment or withdrawal made from the Administrator Expense Account on a monthly basis. Such accounting shall be provided to The Insurance Company on or before the fifteenth (15th) day after the end of each month in which expenses are paid from the Administrator Expense Account. Such accounting shall include documentation supporting each expense paid from the Administrator Expense Account.
Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Agreement.
All other terms and conditions of the Agreement shall remain in full force and effect, except as amended herein. To the extent that the terms of this Amendment conflict with the terms of the Agreement, the terms included in this Amendment shall be controlling.
IN WITNESS WHEREOF the parties, by their respective duly authorized officers, have executed this Amendment as of the Amendment Effective Date in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

LIFE OF THE SOUTH INSURANCE COMPANY

By:	/s/ W. Dale Bullard W. Dale Bullard, President

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

By:	/s/ A. Weinstein A. Weinstein, As Its Attorney-In-Fact